SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2000



                       EATON CORPORATION
--------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
----------------------------------------         -------------------
(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code

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                              Page 2

Item 5.    Other Events
           ------------

Included in this report is the first quarter 2000 earnings release dated April 17, 2000.

Eaton Corporation announced record sales, earnings and earnings per share for the first quarter of 2000. Sales were $2.33 billion, 40 percent above the first quarter of 1999. Operating earnings per share during the quarter were $1.75, 50 percent above one year earlier. Comparable cash earnings per share, at $2.04, were up 51 percent. Net income on a comparable basis was $129 million versus last year's $84 million.

During the quarter, the company realized a pre-tax gain of $10 million from the disposal of corporate assets and had restructuring charges of $8 million related to the continuing integration of Aeroquip-Vickers into Eaton. After non-recurring items, first quarter earnings were a record $1.77 per share, 51 percent above one year ago.

Stephen R. Hardis, Chairman and Chief Executive Officer, said, "Eaton has entered 2000 with considerable momentum. We took full advantage of favorable conditions in the global auto industry. We are seeing an acceleration of activity in Industrial & Commercial Controls markets. The worldwide rebound in Semiconductor Equipment continues at a remarkable pace. And, while orders weakened, North American heavy truck production continued at record levels and we were again challenged to meet customer demands.

"One year ago, we announced the acquisition of Aeroquip-Vickers, Inc., moving Eaton into a position of worldwide leadership in Fluid Power. Today, we are #2 worldwide and the integration of this business into Eaton is well advanced. During the quarter, Aeroquip-Vickers added about $0.17 per share to Eaton's earnings before restructuring charges. The industry recovery just now beginning will enable us to further leverage and extend the increasing strengths of this combined franchise in the quarters and years immediately ahead."

"Historically, Eaton has never achieved higher annual earnings in a down heavy-truck market. This year, we will establish a new tradition befitting Eaton's emergence as a premier diversified industrial enterprise. With a strong quarter in hand, we look forward to a year of record performance, and to the challenge of continuing to exceed market expectations."

Looking at Eaton's business segment results, Hardis noted that Automotive Components continued its consistent pattern of record performance. First quarter sales were $497 million, 4 percent above last year's record. Excluding the impact of the weak Euro, sales volume was up nearly 8 percent. This compares to an 7 percent increase in NAFTA light vehicle production, a 4 percent rise in Europe, and a nearly 30 percent rise in South American output. Segment profits during the quarter were up 19 percent to a record $74 million.
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                              Page 3

First quarter sales of Fluid Power & Other Components, Eaton's largest segment, were $665 million, nearly 320 percent above year earlier results. Segment profits before restructuring charges were $75 million, 240 percent ahead of last year. Including Aeroquip-Vickers in 1999 results on a pro forma basis, sales were off less than 1 percent while profits were about 39 percent higher than one year ago.

Said Hardis, "Once again, the net contribution of Aeroquip-Vickers to first quarter earnings exceeded our expectations. We still have a long way to go to realize the full potential of our integration efforts, and we are pleased with progress to date. We are also anticipating stronger industry conditions. Commercial aircraft shipments seem to have bottomed and Aeroquip's fluid conveyance business continues modestly higher. The incipient rebound in Fluid Power markets is also encouraging: Industry orders were up over 10 percent in the first quarter, while Eaton's orders were up 18 percent."

During the quarter, Eaton announced that its Aeroquip business unit acquired the Ocala, Florida-based clamps, flanges, seals and flexible joint business of Honeywell International, Inc., for an undisclosed amount.

Eaton's Industrial & Commercial Controls segment also turned in a record first quarter performance. Sales of $579 million were 13 percent above last year while operating profits of $49 million were up 81 percent. Hardis noted that sales growth continued to far exceed the 8 percent rise in the North American market for electrical distribution equipment and industrial controls. Said Hardis, "Our Cutler-Hammer business achieved 12 percent year-to-year growth. We are seeing market share gains in our traditional business as well as a 20 percent rise in sales of Cutler-Hammer's Engineering Services and Systems business. In addition, sales of our Navy Controls business were 70 percent above last year."

Semiconductor Equipment continued its resurgence in the first quarter, with sales up 147 percent to $141 million. Operating profits, at $27 million, compare to a loss of $12 million in last year's first quarter. Said Hardis, "We are now seeing the full benefits of the fundamental restructuring this business undertook during 1998 and early 1999. Current industry forecasts are now calling for a worldwide rise in semiconductor capital equipment purchases this year of over 40 percent, and Eaton is fully participating in what we believe will be a multi-year industry rebound.

"We are making excellent progress in our study of whether to sell to the public up to 20 percent of our Semiconductor Equipment business in an Initial Public Offering. We anticipate bringing a recommendation to our Board of Directors later this month."

First quarter sales of Truck Components were a record $443 million, 16 percent above one year earlier. This compares with an 8 percent rise in NAFTA Class 8 factory sales, a 5 percent rise in European commercial truck production, and a 4 percent drop in South American truck output.

Said Hardis, "First quarter activity was even stronger than in last year's fourth quarter, and our successful new product initiatives have enabled Eaton to measurably outpace the market. But, we also struggled to meet surging demand, and profits were reduced by about $14 million in extraordinary premium freight costs to keep customer lines running. "We are now confident that these extraordinary expenses are behind us. With industry orders down, it is clear we are now past the peak in shipments for this year, and we will be able to move back into Eaton's production 'sweet spot.' Given the mixed signals of strong U.S. industry fundamentals and weak industry orders, our best current guess is that NAFTA Class 8 factory sales will be down 10 percent - 15 percent this year to about 290,000 units. Next year, with the truck industry adjustment completed and U.S. industry remaining strong, we would anticipate factory sales back to about 300,000 units."

Eaton is a global manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial, aerospace and semiconductor markets. Principal products include hydraulic products and fluid connectors, electrical power distribution and control equipment, truck drivetrain systems, engine components, ion implanters and a wide variety of controls. Headquartered in Cleveland, Ohio, the company has 64,000 employees and 195 manufacturing sites in 23 countries around the world. Eaton's sales for 1999 were $8.4 billion.

This news release contains forward-looking statements concerning the Aeroquip-Vickers acquisition, industry conditions pertaining to Aeroquip-Vickers, corporate performance during the year 2000, semiconductor capital equipment purchases, and Class 8 truck factory sales. Those statements should be used with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company. Important factors which could cause actual results to differ materially from those in the forward-looking statements include our ability to implement successfully the integration of Aeroquip-Vickers, market conditions pertaining to the Fluid Power, semiconductor equipment, and Class 8 truck industries, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs which cannot be recouped in product pricing and global economic and financial conditions. We do not assume any obligation to update these forward-looking statements.

Eaton Corporation

Comparative Financial Summary
                                              Three months ended
                                                   March 31
                                              ------------------
(Millions except for per share data)              2000     1999
                                                  ----     ----
Net sales                                       $2,325   $1,661

Income before income taxes                         201      123

Net income                                         131       84

Net income per Common Share
  Assuming dilution                             $ 1.77    $1.17
  Basic                                           1.80     1.18

Average number of Common Shares outstanding
  Assuming dilution                               73.8     72.2
  Basic                                           72.9     71.2

Cash dividends paid per Common Share            $  .44   $  .44

See accompanying notes.

Eaton Corporation

Statements of Consolidated Income
                                              Three months ended
                                                   March 31
                                              ------------------
(Millions except for per share data)              2000     1999
                                                  ----     ----
Net sales                                       $2,325   $1,661

Costs & expenses
  Cost of products sold                          1,663    1,172
  Selling & administrative                         362      275
  Research & development                            84       71
                                                ------   ------
                                                 2,109    1,518
                                                ------   ------
Income from operations                             216      143

Other income (expense)
  Interest expense - net                           (44)     (21)
  Other - net                                       29        1
                                                ------   ------
                                                   (15)     (20)
                                                ------   ------
Income before income taxes                         201      123
Income taxes                                        70       39
                                                ------   ------
Net income                                      $  131   $   84
                                                ======   ======

Net income per Common Share
  Assuming dilution                             $ 1.77   $ 1.17
  Basic                                           1.80     1.18

Average number of Common Shares outstanding
  Assuming dilution                               73.8     72.2
  Basic                                           72.9     71.2

Cash dividends paid per Common Share            $  .44   $  .44

See accompanying notes.

Eaton Corporation

Business Segment Information
                                              Three months ended
                                                   March 31
                                              ------------------
(Millions)                                        2000     1999
                                                  ----     ----
Net sales
  Automotive Components                         $  497   $  478
  Fluid Power & Other Components                   665      159
  Industrial & Commercial Controls                 579      512
  Semiconductor Equipment                          141       57
  Truck Components                                 443      382
                                                ------   ------
Total ongoing operations                         2,325    1,588
Divested operations                                          73
                                                ------   ------
Total net sales                                 $2,325   $1,661
                                                ======   ======

Operating profit (loss)
  Automotive Components                         $   74   $   62
  Fluid Power & Other Components                    67       22
  Industrial & Commercial Controls                  49       27
  Semiconductor Equipment                           27      (12)
  Truck Components                                  60       60
                                                ------   ------
Total ongoing operations                           277      159

Divested operations                                          15
Amortization of goodwill & other
  intangible assets                                (27)     (17)
Interest expense - net                             (44)     (21)
Corporate & other - net                             (5)     (13)
                                                ------   ------
Income before income taxes                      $  201   $  123
                                                ======   ======

See accompanying notes.

Eaton Corporation

Condensed Consolidated Balance Sheets
                                               March 31,  December 31,
(Millions)                                        2000      1999
                                                  ----      ----
ASSETS
Current assets
  Cash & short-term investments                 $  101    $  165
  Accounts receivable                            1,406     1,267
  Inventories                                      975       965
  Deferred income taxes & other current
    assets                                         438       385
                                                ------    ------
                                                 2,920     2,782
Property, plant & equipment                      2,320     2,369
Goodwill                                         2,010     1,905
Other intangible assets                            620       625
Deferred income taxes & other assets               732       756
                                                ------    ------
                                                $8,602    $8,437
                                                ======    ======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt & current portion
    of long-term debt                           $  927    $  970
  Accounts payable & other current
    liabilities                                  1,697     1,679
                                                ------    ------
                                                 2,624     2,649
Long-term debt                                   2,104     1,915
Postretirement benefits other than pensions        671       667
Deferred income taxes & other liabilities          540       582
Shareholders' equity                             2,663     2,624
                                                ------    ------
                                                $8,602    $8,437
                                                ======    ======

See accompanying notes.

Eaton Corporation

Notes to the First Quarter 2000 Earnings Release
(All references to net income per Common Share assume dilution.)

Other Income (Expense)
---------------------
In the first quarter of 2000, the Company recorded a net pretax gain on the sale of corporate assets of $10 million
($7 million aftertax, or $.09 per Common Share) which was included in other income.

Restructuring Charges
---------------------
Income for the first quarter of 2000 was reduced by restructuring charges of $8 million ($5 million aftertax, or $.07 per Common Share). These charges were associated with the integration of Aeroquip-Vickers into the Company and reduced operating profit of the Fluid Power and Other Components segment.

Possible Sale of Equity in Semiconductor Equipment Business
-----------------------------------------------------------
On February 24, 2000, the Company announced that it planned to study the feasibility of selling a minority interest in Eaton's Semiconductor Equipment business through an initial public offering. A possible sale of equity would involve less than a 20% interest.

Refinancing of Debt
-------------------
In March 2000, the Company sold Euro 200 million of 6% notes due
2007. Net proceeds from the sale of the notes were used to reduce outstanding commercial paper that was issued in connection with the 1999 acquisition of Aeroquip-Vickers.

Share Repurchase Program
------------------------
In January 2000, to avoid the dilution of earnings per share resulting from the exercise of stock options, the Board of Directors authorized the purchase of up to $500 million of Common Shares over a five-year period. This authorization replaced the expired five million share repurchase program authorized in 1994.

Acquisition of Aeroquip-Vickers, Inc.
-------------------------------------
As discussed in the Company's 1999 Annual Report to Shareholders, on April 9, 1999, the Company completed the acquisition of Aeroquip-Vickers, Inc. Aeroquip-Vickers had 1998 sales of $2.1 billion. The acquisition was accounted for by the purchase method of accounting and, accordingly, the statements of consolidated income for the first quarter of 1999 do not include the results of Aeroquip-Vickers.

                             Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation
                                       -----------------

                                       /s/ Adrian T. Dillon
                                       -----------------------------
                                       Adrian T. Dillon
                                       Executive Vice President -
                                       Chief Financial and Planning Officer
                                       Principal Financial Officer

Date: April 17, 2000
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